Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of Cineverse Corp. on Form S-1 (No. 333-214486), Form S-3 (Nos. 333-273098 and 333-222190) and Form S-8 (No. 333-266939) of our report dated July 1, 2024, on our audits of the financial statements as of March 31, 2024 and 2023 and for each of the years then ended, which report is included in this Annual Report on Form 10-K to be filed on or about July 1, 2024.

/s/ EisnerAmper LLP

EISNERAMPER LLP

Iselin, New Jersey

July 1, 2024